UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 20, 2002

Healthtrac, Inc.
(formerly Virtualsellers.com, Inc.)
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

000-14356
(Commission File Number)

911353658
(IRS Employer Identification No.)

Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602
(Address of principal executive offices and Zip Code

(312) 920-9120
Registrant's telephone number, including area code

Item 5. Other Materially Important Events

On August 20, 2002, Robert Maul and Richard Kessler were appointed as Directors of our company.

Robert Maul resides in Michigan and is the founder, sole owner, CEO, and President of Complete Packing, Inc., a full service packaging company making bulk containers for the automotive industry. Mr. Maul has more than twenty years' experience in financial and fiscal management, sales management, customer relations, annual accounting and audit processes, cash flow management, personnel management, transportation, and operations.

Richard Kessler resides in Virginia and is the founding president of Kessler & Associates, Inc., one of the leading government relations firms in Washington DC. With more than 20 years of government relations and political experience, Mr. Kessler has an in-depth knowledge of and experience in issues including healthcare, foreign and Federal tax legislation, international trade, financial services, telecommunications, transportation, patent and intellectual property legislation, food, alcohol, and campaign finance.

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRAC, INC.

Date: August 22, 2002

By: /s/ Dennis Sinclair
Dennis Sinclair, President and CEO